Exhibit 99.1

AMENDMENT NO. 2

Amendment (this “Amendment”) dated as of this 8th day of June, 2007 to a certain Securities Purchase Agreement dated as of May 8, 2007 by and among China Education Alliance, Inc., a North Carolina corporation, and Barron Partners LP, and other Investors, as amended by an amendment dated as of May 23, 2006, which agreement, as so amended, is referred to as the “Agreement.”

1.  All terms defined in the Agreement and used in this Amendment shall have the same meaning in this Amendment as in the Agreement.

2.  The Investors agree to reduce by 2,206,897 shares the number of shares of Common Stock issuable upon exercise of warrants with an exercise price of $1.00 per share (the “$1.00 Warrants”), in consideration for which the Company will reduce the exercise price to $.50 with respect to an equal number of shares issuable upon Warrants having an exercise price of $.80 per share ($.80 Warrants”). The $.80 Warrants with respect to which the exercise price is reduced to $.50 are referred to as the “$.50 Warrants.”

3.  Set forth in Exhibit A is a table setting forth the the current number of shares of Series A Preferred Stock and Warrants issuable upon conversion of the Notes and New Note (with the number of shares issuable to Barron with respect to its $1,000,000 New Note being corrected) and the number of shares of Series A Preferred Stock and Warrants issuable upon conversion of the Notes and New Note being adjusted to reflect the changes provided for in Section 2 of this Agreement.

4.  Schedules A and B of the Notes and the New Note are hereby amended to reflect the adjustment set forth under “Adjusted Numbers” in Exhibit A to this Agreement. The number of shares of Common Stock issuable as provided in Schedule B is the same as the number of shares of Series A Preferred Stock. The number of shares of Common Stock issuable pursuant to Schedule C of each Investor’s Note is the sum of the numbers set forth in columns E through I with respect to such Investor.

5.  The $.50 Warrants will be identical to the $.80 Warrants except that the exercise price will be $.50.

6.  All of the Warrants are hereby modified to change the definition of Target Volume , so that the definition of Target Volume is one thousand (1,000) shares.

7.  Section 6.15.4 is hereby amended to read as follows:

“6.15.4 If the percentage shortfall is less than thirty three and one-third percent (33 1/3%), then the adjustment percentage shall be determined. The adjustment percentage shall mean the percentage that the percentage shortfall bears to thirty three and one-third percent (33 1/3%). The Escrow Agent shall (a) deliver to the Investors in the ratio of their initial purchase of Securities the such number of shares of Series A Preferred Stock as is determined by multiplying the adjustment percentage by 2,833,333 shares, (b) deliver to the Company the balance of the 2,833,333 shares of Series A Preferred Stock that were not transferred to the Investors, and the Company shall cancel such shares, (c) deliver to the Company such number of shares of Common Stock as is determined by multiplying the adjustment percentage by 2,833,333 shares, and the Company shall cancel such shares, and (d) deliver to Xiqun Yu the balance of the 2,833,333 shares that were not transferred to the Company. For example, if the percentage shortfall is 16 2/3%, the adjustment percentage would be 50%, and (i) half of the 2,833,333 shares of Series A Preferred Stock, or 1,416,667 shares would be delivered to the Investors, with the balance being delivered to the Company, and (ii) half of the 2,833,333 shares of Common Stock, or 1,416,667 shares, would be delivered to Company with the balance being returned to Mr. Yu.”

8.  Section 6.19 of the Agreement is amended to provide that the Proxy Statement shall be filed with the SEC not later than June 15, 2007.

9.  Except as amended by this Amendment, the Agreement shall remain in full force and effect.

 [Signatures on Following Page]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Amendment.

THE COMPANY:

CHINA EDUCATION ALLIANCE, INC.

By:_/s/ Xiqun Yu _______
Name: Xiqun Yu, CEO

/s/ Xiqun Yu _______
Xiqun Yu

INVESTORS:

BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partner

/s/ Andrew Barron Worden __________
Andrew Barron Worden, President

EOS HOLDINGS

By: /s/ Jon R. Carnes
Jon R.Carnes, President

HUA-MEI 21ST CENTURY PARTNERS, LP

By:/s/ Peter Siris
Peter Siris, CEO

Exhibit A

China Education Alliance -- Investment Information
Initial Investment
			Preferred	$0.69	$0.80	$1.00	$0.50
Name	Investment	Note	Stock	Warrants	Warrants	Warrants	Warrants
Barron	$2,175,000	$2,175,000	5,878,378	5,437,500	2,718,750	2,718,750
EOS	$125,000	$125,000	337,838	312,500	156,250	156,250
Hua-Mei	$100,000	$100,000	270,270	250,000	125,000	125,000
Barron	$1,000,000	$1,000,000	2,702,703	2,500,000	1,250,000
Total	$3,400,000	$3,400,000	9,189,189	8,500,000	4,250,000	3,000,000
Total Warrants						15,750,000

Adjusted Numbers
Barron	$2,175,000	$2,175,000	5,878,378	5,437,500	718,750	718,750	2,000,000
EOS	$125,000	$125,000	337,838	312,500	41,307	41,307	114,943
Hua-Mei	$100,000	$100,000	270,270	250,000	33,046	33,046	91,954
Barron	$1,000,000	$1,000,000	2,702,703	2,500,000	1,250,000
Total	$3,400,000	$3,400,000	9,189,189	8,500,000	2,043,103	793,103	2,206,897
Total Warrants							13,543,103

Percentage reduction in $1.00 warrants				0.735632